UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 8, 2020
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California, 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 8, 2020, New Relic, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) to acquire all of the equity interests in Pixie Labs Inc., a Delaware corporation (“Pixie Labs”) (the “Acquisition”) for a total purchase price of approximately $150 million to be paid in a mix of cash and shares of the Company’s common stock, $0.001 par value (“Common Stock”), subject to adjustment. Pursuant to the Merger Agreement, the Company has agreed to issue unregistered shares of Common Stock, of an approximate value of $105 million to the former stockholders of Pixie Labs as a portion of the total purchase price for the Acquisition. At this time, the number of shares to be issued in connection with the Acquisition is not known and will be calculated based on the daily volume-weighted average price of a share of Common Stock on the New York Stock Exchange over the ten (10) consecutive trading day period ending on and including the third trading day immediately prior to the date of the closing of the Acquisition pursuant to the terms of the Merger Agreement. In addition, a significant portion of the Common Stock to be issued pursuant to the Merger Agreement is expected to be subject to vesting requirements based on the continued employment of employees of Pixie Labs following the closing of the Acquisition.

The Company intends to issue the Common Stock in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

Item 8.01     Other Events.

On December 10, 2020, the Company issued a press release regarding the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated December 10, 2020, issued by New Relic, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: December 10, 2020	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer